SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2010
Date of Report (date of earliest event reported)

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

Amendment to the Agreement for the Stock Purchase Acquisition of H&M Precision Products, Inc.

On May 27, 2010, GeoBio Energy, Inc. (“GeoBio”), entered into an amendment to its Stock Purchase Agreement with H&M Precision Products, Inc. (“H&M”), dated on or around April 16, 2010 (the “H&M Stock Purchase Agreement”), for the purchase of one hundred percent (100%) of the issued and outstanding capital stock of H&M (the “Amendment”).

Under the original H&M Stock Purchase Agreement, GeoBio agreed to a purchase price (“Purchase Price”) including, among other items, (i) a cash payment of Six million, eighty-five thousand U.S. Dollars ($6,085,000.00), which cash amount included an up-front, nonrefundable cash deposit of One hundred seventy-five thousand U.S. Dollars ($175,000.00), payable on or prior to April 30, 2010 (the “Deposit”), and (ii) a five (5) year, eight percent (8%) payment-in-kind (“PIK”) subordinated promissory note in the amount of Two million, three hundred twenty-five thousand U.S. Dollars ($2,325,000.00).  GeoBio did not tender the Deposit on April 30, 2010, and commenced renegotiation of the formula for calculating the Purchase Price.

Under the Amendment, the parties agreed to adjust the Purchase Price such that GeoBio shall pay a total Purchase Price equal to the product of (i) H&M’s twelve (12) month trailing cumulative, “adjusted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the closing date (the “12-Month EBITDA”) multiplied by (ii) 2.99, with a maximum Purchase Price of Eight million, four hundred ten thousand U.S. Dollars ($8,410,000.00), payable as follows:

(i)
Cash Consideration. The cash portion of the Purchase Price to be paid by GeoBio shall be equivalent to seventy-five percent (75%) of the Purchase Price (the “Cash Consideration”), which Cash Consideration shall include a non-refundable down-payment of Fifty thousand U.S. Dollars ($50,000.00), payable on or prior to June 18, 2010, which shall be credited against the Purchase Price; and

(ii)
Promissory Note. GeoBio shall also tender a five (5) year 8% PIK Subordinated Promissory Note (the “Note”) to the sellers in an amount equivalent to twenty-five percent (25%) of the Purchase Price at closing.  The Note shall be fully subordinated to equity investors, lenders and debt investors/lenders.  The PIK feature of the note shall enable GeoBio during the initial two (2) years following the execution of the Note to substitute additional debt instruments in lieu of cash interest payments.

Additionally, the Amendment provides H&M the opportunity, following the expected closing of the agreement, to realize up to the full amount of the Purchase Price as stated in the initial H&M Stock Purchase Agreement, by providing that, to the extent that the Purchase Price as calculated on the losing date is less than $8,410,000.00 (the “Initial Price”), then H&M shall have the right to realize a portion or all of the difference between the Initial Price and the Purchase Price, payable within three (3) months following GeoBio’s 2011 fiscal year, in the event, and to the extent, that H&M subsequently achieves a trailing twelve (12) month EBITDA for the applicable year greater than the 12-Month EBITDA calculated as of the closing date of the H&M Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2010

GEOBIO ENERGY, INC.
/s/ Lance Miyatovich
By:
Lance Miyatovich Chief Executive Officer